As filed with the Securities and Exchange Commission on October 2, 2026
Registration No. 333-298952

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KATAPULT HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	81-2704291 (I.R.S. Employer Identification Number)

400 Galleria Parkway SE, Suite 300
Atlanta, GA 30339-3182
(678) 402-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rachel George
Chief Legal Officer and Corporate Secretary
Katapult Holdings, Inc.
400 Galleria Parkway SE, Suite 300
Atlanta, GA 30339-3182
(678) 402-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Cal Smith
King & Spalding LLP
1180 Peachtree Street, NE
Atlanta, GA 30339-3182
(678) 402-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-298952) (this “Amendment”) amends the Registration Statement on Form S-3 filed by Katapult Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2026 (the “Original Registration Statement”), which relates to the resale of up to 74,025,322 shares of the Company’s common stock by the selling stockholders identified therein.
This Amendment is being filed to (i) incorporate by reference the audited consolidated financial statements of CCF Holdings LLC (“CCFI”) and Aaron’s Intermediate Holdco, Inc. (“Aaron’s”) that were included in the Company’s Registration Statement on Form S-4 (File No. 333-296909), filed with the SEC on June 18, 2026, (ii) update the “Experts” section of the prospectus to reference the independent auditors of CCFI and Aaron’s whose audit reports accompany those financial statements, (iii) file as exhibits hereto the consents of Elliott Davis, PLLC, independent auditors of CCFI, and Elliott Davis, PLLC, independent registered public accounting firm of Aaron’s and (iv) correct the SEC registration fee amount set forth in Item 14 of Part II of the Registration Statement (Other Expenses of Issuance and Distribution).
Except as specifically set forth herein, this Amendment does not modify or update any other disclosure contained in the Original Registration Statement, and the Original Registration Statement, as amended hereby, remains in full force and effect. This Amendment should be read in conjunction with the Original Registration Statement and the documents incorporated by reference therein.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION — DATED OCTOBER 2, 2026
PRELIMINARY PROSPECTUS
Up to 74,025,322 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus (the “Selling Stockholders”) of up to 74,025,322 shares of the common stock, par value $0.0001 per share (“Common Stock”) of Katapult Holdings, Inc. (the “Company,” “we,” “us,” or “our”).
On August 11, 2026, we issued 79,700,142 shares of Common Stock to Aaron’s Intermediate Holdco, Inc. (“Aaron’s”) equityholders and CCF Holdings LLC (“CCFI”) equityholders pursuant to the Agreement and Plan of Merger, dated December 11, 2025, by and among us, Katapult Merger Sub 1, Inc., Katapult Merger Sub 2, LLC, CCFI and Aaron’s, as subsequently amended (the “Merger Agreement”), in connection with our business combination transaction with Aaron’s and CCFI (the “Mergers”). In connection with our entry into the Merger Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of December 11, 2025, by and among us and the Selling Stockholders, pertaining to the registration of the resale of 74,025,322 shares of Common Stock that were issued pursuant to the Merger Agreement.
We will not receive any proceeds from any resale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. See “Use of Proceeds.” All expenses incurred in connection with this registration are being borne by us. The Selling Stockholders will pay or assume underwriters’ discounts and commissions and, except as set forth in the Registration Rights Agreement, all fees and expenses of legal counsel, accountants and other advisors for the Selling Stockholders, if any, incurred in the resale of the Common Stock.
We are registering the Common Stock for resale pursuant to the Selling Stockholders’ registration rights under the Registration Rights Agreement. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Common Stock. The Selling Stockholders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Stockholders may sell the shares of Common Stock in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”), under the symbol “KPLT”. On October 1, 2026, the closing price of our Common Stock was $4.50.
Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2026.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.ir.katapultholdings.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

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Our Current Reports on Form 8-K, filed with the SEC on January 12, 2026, January 15, 2026, February 20, 2026, April 16, 2026, May 5, 2026, June 3, 2026, June 8, 2026, June 18, 2026, July 27, 2026, August 6, 2026, August 11, 2026 (as amended on September 11, 2026), September 4, 2026 and October 2, 2026;

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Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 11, 2026 (our “Annual Report on Form 10-K”);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 8, 2026 and August 4, 2026;

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The sections of our definitive proxy statement on Schedule 14A for our 2026 Annual Meeting of Stockholders incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 20, 2026; and

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The audited consolidated financial statements of CCF Holdings LLC as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, and the related notes thereto, included in our Registration Statement on Form S-4, filed with the SEC on June 18, 2026.

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The audited consolidated financial statements of Aaron’s Intermediate Holdco, Inc. as of December 31, 2025 and 2024 (Successor), and for the year ended December 31, 2025 (Successor), the period from October 4, 2024 through December 31, 2024 (Successor), and the period from January 1, 2024 through October 3, 2024 (Predecessor), and the related notes thereto, included in our Registration Statement on Form S-4, filed with the SEC on June 18, 2026.

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The description of the Company’s Common Stock (incorporated by reference to the section entitled “Description of Katapult’s Securities” included in our Registration Statement on Form S-4, filed with the SEC on June 18, 2026).

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed on or after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus and before the termination of the applicable offering described in the applicable prospectus and this prospectus.
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the shares of Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person who receives a copy of this prospectus on the written or oral request of that person made to:
Katapult Holdings, Inc.
400 Galleria Parkway SE, Suite 300
Atlanta, GA 30339-3182
(678) 402-3000

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the securities offered by them described in this prospectus.
Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The Selling Stockholders are not making an offer of these securities in any state, country or other jurisdiction where the offer is not permitted. The information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
To the extent necessary, each time that the Selling Stockholders offer and sell securities, we or the Selling Stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Katapult,” “we,” “us,” “our” and similar terms refer to Katapult Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, including statements regarding our opportunity, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
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our ability to successfully integrate the businesses of Katapult, Aaron’s and CCFI following the Mergers;

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our ability to realize the expected benefits of the Mergers, including expected synergies, operating efficiencies, enhanced underwriting capabilities, product innovation and growth opportunities;

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disruption of management’s attention from ongoing business operations due to integration matters;

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potential adverse changes to relationships with customers, suppliers, franchisees, merchant partners, lenders, creditors, financing sources, employees and other business partners as a result of the Mergers;

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the ability to retain key personnel following the Mergers;

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executing on our business strategy, including expanding information and technology capabilities;

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our market opportunity, our ability to acquire and retain new and existing merchants and customers;

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customer adoption and continued growth of our mobile app featuring Katapult Pay®;

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the timing and impact of our growth initiatives on our future financial performance and the impact of our business growth strategy;

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anticipating the occurrence and timing of prime lending tightening and the impact on our results of operations;

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general economic conditions in the markets where we operate, the cyclical nature of consumer spending, and seasonal sales and spending patterns of consumers;

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factors affecting consumer spending that are not under our control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of consumers to pay for the goods they lease through us when due;

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uncertainty of our estimates of market opportunity and forecasts of market growth, including the home furnishings and retail environment;

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the concentration of a significant portion of our transaction volume with a single merchant, or type of merchant or industry;

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the effects of competition on our future business;

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the impact of unstable market and economic conditions such as the impact of tariffs, rising inflation and interest rates;

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reliability of our platform and effectiveness of our risk models;

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data security breaches or other information technology incidents or disruptions, including cyber-attacks, and the protection of confidential, proprietary, personal and other information, including personal data of consumers;

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attracting and retaining employees, executive officers or directors;

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obtaining additional capital, including equity or debt financing, and servicing our indebtedness;

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enhancing future operating and financial results;

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anticipating rapid technological changes, including artificial intelligence and other new technologies;

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staying abreast of modified or new laws and regulations and complying with laws and regulations applicable to our business, including laws and regulations related to rental purchase transactions, U.S. federal income tax, and data privacy and security;

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responding to uncertainties associated with product and service developments and market acceptance;

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identifying material weaknesses in our internal controls over financial reporting which, if not remediated, could affect the reliability of our financial statements;

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costs and effects of legal and administrative proceedings, settlements, investigations, and claims;

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litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and

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our ability to meet minimum requirements for continued listing on the Nasdaq Global Market.

Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus or the documents incorporated by reference herein. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, events, or circumstances. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the documents that we have filed as exhibits to this registration statement with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
The Company
We are a scaled, omnichannel, technology and data-driven platform serving nonprime consumers through a differentiated lease-to-own platform and a diversified portfolio of financial products and services that help consumers access the tools they need to navigate everyday life.
Business Combination with CCFI and Aaron’s
On August 11, 2026 (the “Closing”), pursuant to the Agreement and Plan of Merger, dated December 11, 2025 (the “Initial Merger Agreement”), by and among us, Katapult Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of us, Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of us, CCFI, and Aaron’s, as amended by the First Amendment to the Merger Agreement, dated June 17, 2026 (the “Amendment to the Merger Agreement,” and together with the Initial Merger Agreement, the “Merger Agreement”), Katapult completed the previously announced business combination transaction with CCFI and Aaron’s. Capitalized terms used but not defined in this section shall have the meanings ascribed to such terms in the Merger Agreement.
Pursuant to the terms and conditions of the Merger Agreement, a business combination among Aaron’s, CCFI and Katapult was effected as follows: (a) immediately prior to the effective time of the Aaron’s Merger (the “Aaron’s Merger Effective Time”), (i) Aaron’s caused the Aaron’s MIP Holders to assign, transfer and deliver to Katapult, and Katapult assumed and acquired from the Aaron’s MIP Holders, the Aaron’s MIP Units and (ii) Katapult issued to the Aaron’s MIP Holders and Aaron’s caused the Aaron’s MIP Holders to acquire from Katapult 943,580 shares of our Common Stock as consideration for the Aaron’s MIP Units (the “Aaron’s MIP Exchange”); (b) immediately prior to the effective time of the CCFI Merger (the “CCFI Merger Effective Time”), (i) CCFI caused the CCFI MIP Holders to assign, transfer and deliver to Katapult, and Katapult assumed and acquired from the CCFI MIP Holders, the CCFI MIP Equity and (ii) Katapult issued to the CCFI MIP Holders and CCFI caused the CCFI MIP Holders to acquire from Katapult 11,011,927 shares of our Common Stock as consideration for the CCFI MIP Equity (the “CCFI MIP Exchange”); (c) at the Aaron’s Merger Effective Time, the aggregate equity interests of Aaron’s outstanding as of immediately prior to the Aaron’s Merger Effective Time (including shares of Aaron’s Common Stock and any option or other rights to acquire Aaron’s Common Stock but not including the Aaron’s MIP Units and excluding shares of Aaron’s Common Stock that are outstanding immediately prior to the Aaron’s Merger Effective Time and which are held by stockholders who have exercised and perfected dissenters’ rights for such shares of Aaron’s Common Stock in accordance with the General Corporation Law of the State of Delaware, as amended) were collectively converted solely into the right to receive an aggregate of 11,369,237 shares of our Common Stock, for all such outstanding equity interests; (d) at the CCFI Merger Effective Time, (i) the aggregate equity interests of CCFI outstanding as of immediately prior to the CCFI Merger Effective Time (including the CCFI Units and CCFI Phantom Units but not including the CCFI MIP Equity, CCFI Options and CCFI Warrants) were collectively converted solely into the right to receive an aggregate of 58,516,558 shares of our Common Stock, (ii) 244,146 shares of our Common Stock became subject to the CCFI Warrants and (iii) vested CCFI Options that were outstanding at the CCFI Merger Effective Time were forfeited for no consideration; (e) immediately following the Aaron’s MIP Exchange, at the Aaron’s Merger Effective Time, Merger Sub 1 merged with and into Aaron’s, and the separate existence of Merger Sub 1 ceased and Aaron’s continued as the surviving corporation in the Aaron’s Merger; and (f) immediately following the CCFI MIP Exchange, at the CCFI Merger Effective Time, Merger Sub 2 merged with and into CCFI, and the separate existence of Merger Sub 2 ceased and CCFI continued as the surviving limited liability company in the CCFI Merger.
Our Common Stock is currently traded on Nasdaq Global under the symbol “KPLT”.

The rights of holders of our Common Stock are governed by our second amended and restated certificate of incorporation (the “Amended and Restated Charter”), our second amended and restated bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”). See the section entitled “Description of Capital Stock.”
Additional Information
Katapult’s principal executive offices are located at Katapult Holdings, Inc., 400 Galleria Parkway SE, Suite 300, Atlanta, GA 30339-3182, and Katapult’s telephone number is (678) 402-3000. Our website address is www.ir.katapultholdings.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

RISK FACTORS
Investing in our Common Stock involves risks. Before you make a decision to invest in our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. For more information, see “Where You Can Find More Information; Incorporation by Reference.” If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS
We will not receive any proceeds from the offer and sale of Common Stock by the Selling Stockholders pursuant to this prospectus.
The Selling Stockholders will pay or assume underwriters’ discounts and commissions and, except as set forth in the Registration Rights Agreement, all fees and expenses of legal counsel, accountants and other advisors for the Selling Stockholders, if any, incurred in the resale of the Common Stock. Pursuant to the Registration Rights Agreement, we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our Common Stock is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to our Amended and Restated Charter and our Amended and Restated Bylaws, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read such documents in their entirety for a complete description of the rights and preferences of our Common Stock.
General
The Amended and Restated Charter authorizes the issuance of 250,000,000 shares of Common Stock, par value $0.0001 per share, and 25,000,000 shares of undesignated preferred stock, $0.0001 par value (“Preferred Stock”).
As of September 3, 2026, there were 84,849,055 shares of Common Stock outstanding, and no shares of Preferred Stock outstanding.
Common Stock
Voting Rights
Holders of Common Stock are entitled to one (1) vote for each share held of record on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in the Amended and Restated Charter or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of our stockholders at which there is a quorum is required to approve any such matter voted on by our stockholders. Our board of directors is divided into three (3) classes, each of which will generally serve for a term of three (3) years with only one (1) class of directors being elected each year. At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Our stockholders do not have cumulative voting rights.
Economic Rights
Dividends and Distributions.   Our stockholders are entitled to receive ratable dividends, if any, as may be declared from time to time by our board of directors out of legally available assets or funds.
Liquidation Rights.   In the event of any voluntary or involuntary liquidation, dissolution or winding up after payment or provision for payment of our debts and other liabilities, the holders of shares of our Common Stock shall be entitled to receive all of our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of our Common Stock held by them.
No Preemptive or Similar Rights
Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we have designated and issued or may designate and issue in the future.
Anti-Takeover Provisions
Certificate of Incorporation and Bylaws
Among other things, our Amended and Restated Charter and Amended and Restated Bylaws:
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permit our board of directors to issue up to 25,000,000 shares of Preferred Stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

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provide that the authorized number of directors may be changed only by resolution of our board of directors;

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provide that our board of directors will be classified into three classes of directors;

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provide that, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, directors may only be removed for cause and only upon the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class;

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provide that all vacancies, including newly created directorships, may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director;

•
require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that special meetings of our stockholders may be called only by the chairman of our board of directors, the chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
not provide for cumulative voting rights.

The affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal certain provisions above, with Article X in our Amended and Restated Charter providing additional details on amendments to our Amended and Restated Charter and these provisions.
The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock makes it possible for our board of directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.
Choice of Forum
Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and Restated Charter or Amended and Restated Bylaws, (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act.
Notwithstanding the foregoing, the provisions of Section 11.1 of our Amended and Restated Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to this provision.
Transfer Agent
The transfer agent is Continental Stock Transfer & Trust.

SELLING STOCKHOLDERS
This prospectus covers the resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to an aggregate of 74,025,322 shares of Common Stock, which represents the total number of unregistered shares of Common Stock issued to the Selling Stockholders pursuant to the Merger Agreement and designated as Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement. The Selling Stockholders may from time to time offer and sell any or all of the Registrable Securities set forth below pursuant to this prospectus and any accompanying prospectus supplement.
The Selling Stockholders originally acquired 74,025,322 shares of our Common Stock on August 11, 2026, when we issued 79,700,142 shares of our Common Stock to the holders of Aaron’s capital stock and the holders of CCFI units pursuant to the Merger Agreement, in connection with the Mergers. In connection with our entry into the Merger Agreement, we entered into the Registration Rights Agreement pertaining to the registration of the resale of 74,025,322 shares of Common Stock that were issued pursuant to the Merger Agreement.
We are registering the Registrable Securities pursuant to our undertaking in the Registration Rights Agreement to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein. For additional information, see “— Registration Rights Agreement.”
Except as otherwise disclosed herein, to our knowledge, the Selling Stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.
The following table sets forth the names of the Selling Stockholders, the number of shares of our Common Stock owned by the Selling Stockholders, the number of shares of our Common Stock that may be offered under this prospectus and the number of shares of our Common Stock that will be owned after this offering by the Selling Stockholders assuming all of the shares registered for resale hereby are sold.
Our registration of the shares of Common Stock does not necessarily mean that the Selling Stockholders will sell any or all of such shares of Common Stock and we cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. We do not know how long the Selling Stockholders will hold the Registrable Securities before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Registrable Securities, except for lock-up agreements with certain of the Selling Stockholders entered into in connection with the Merger Agreement. For additional information, see “— Lock-Up Agreements.” Any changed or new information given to us by the Selling Stockholders will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of our Common Stock in connection with the Mergers. We have not independently verified this information. Information about the Selling Stockholders may change over time. We may amend or supplement this prospectus from time to time in the future to update or change information about the Selling Stockholders. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information set forth on the table below is based.
The number of shares beneficially owned by each Selling Stockholder is determined under rules issued by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. The percentages of our Common Stock owned after the offering by each Selling Stockholder below are based on 84,849,055 shares of Common Stock outstanding as of September 3, 2026.

	Shares Beneficially Owned before this Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned after this Offering
	Number	Percentage		Number	Percentage
Selling Stockholders:
BP Launch Aggregator LLC(1)	23,414,790	27.6%	23,414,790	—	—
W. Allan Jones(2)	18,502,578	21.8%	18,502,578	—	—
BP Sparrow I(3)	6,162,881	7.3%	6,162,881	—	—
Advantage CCFI LLC(4)	4,697,437	5.5%	4,697,437	—	—
BP Launch Aggregator II LLC(5)	3,732,526	4.4%	3,732,526	—	—
Hanson Enterprises International Trust	3,505,145	4.1%	3,505,145
Hermosa Management, LLC	2,751,416	3.2%	2,751,416	—	—
Ted Saunders and Alexee Saunders Trust	2,348,447	2.8%	2,348,447	—	—
Ashford Caribe Investments PR, LLC	1,500,513	1.8%	1,500,513	—	—
Hermosa 2, LLC	900,308	1.1%	900,308	—	—
Videlogic, LLC	900,308	1.1%	900,308	—	—
Stephen M. Scoggins and the Stephen M. Scoggins Revocable Trust for the benefit of Stephen M. Scoggins	612,787	*	612,787	—	—
AAN Opco Term Loan Warrants, LLC(6)	503,611	*	503,611	—	—
Lisa Vittorini and Pinstripe Goose Limited(7)	325,069	*	325,069	—	—
Steven Olsen(8)	224,100	*	224,100	—	—
Julie Torkelson(9)	210,700	*	210,700	—	—
Prophet Mortgage Opportunities, LP	201,445	*	201,445	—	—
Other Selling Stockholders(10)	690,183	*	690,183	—	—
Named executive officers and directors:
Kyle Hanson(11)	900,308	1.1%	900,308	—	—
Cory Miller(12)	268,920	*	268,920	—	—
Bill Baker(13)	1,268,470	1.5%	1,268,470	—	—
Russell Falkenstein(14)	224,100	*	224,100	—	—
Rachel George(15)	179,280	*	179,280	—	—
Total	74,025,322	87.2%	74,025,322	—	—

*
Less than 1%

(1)
BP Launch Aggregator LLC is an affiliate of entities that serve as an administrative agent and/or lender participant in certain of the Company’s credit facilities.

(2)
Includes (i) 17,860,847 shares of our Common Stock directly owned by Jones CapitalCorp LLC, a Tennessee limited liability company, of which W. Allan Jones is President and one of two members (together with Janie Jones) and (ii) 641,731 shares of our Common Stock directly owned by The 1999 Janie P. Jones Family Trust, of which Mr. Jones serves as trustee. Mr. Jones has voting and dispositive power with respect to the securities held by Jones CapitalCorp LLC and, as trustee, with respect to the securities held by The 1999 Janie P. Jones Family Trust. Pursuant to the Stockholders Agreement (as defined below), Mr. Jones serves as a non-voting board observer.

(3)
BP Sparrow I LLC (“BP Sparrow I”) is a member-managed limited liability company. As such, members holding a majority in interest have voting power with respect to the securities held by BP Sparrow I. Dispositive power with respect to such securities is exercised in accordance with the terms of its limited liability company agreement. No natural person has sole voting or dispositive power over the securities held by BP Sparrow I. BP Sparrow I is an affiliate of entities that serve as an administrative agent and/or lender participant in certain of the Company’s credit facilities.
(4)
Advantage CCFI LLC (“Advantage CCFI”) is a manager-managed limited liability company. Its manager, Advantage Insurance Services LLC, has voting power with respect to the securities held by Advantage CCFI. Its sole member, Advantage Insurance Inc., has dispositive power with respect to the securities held by Advantage CCFI. No natural person has sole voting or dispositive power over the securities held by Advantage CCFI. Advantage CCFI is an affiliate of entities that serve as an administrative agent and/or lender participant in certain of the Company’s credit facilities.

(5)
BP Launch Aggregator II LLC is an affiliate of entities that serve as an administrative agent and/or lender participant in certain of the Company’s credit facilities.

(6)
AAN Opco Term Loan Warrants, LLC is an affiliate of entities that serve as an administrative agent and/or lender participant in certain of the Company’s credit facilities.

(7)
Lisa Vittorini is our Chief Administrative Officer.

(8)
Steve Olsen is an officer of certain Aaron’s subsidiaries.

(9)
Julie Torkelson is an officer of certain CCF subsidiaries.

(10)
All of such persons beneficially own, in the aggregate, less than 1% of our common stock outstanding prior to this offering. Other selling stockholders include one former director of The Aaron’s Company, Inc. who continues to serve in a consulting role for certain Aaron’s subsidiaries and an affiliate of entities that serve as an administrative agent and/or lender participant in certain of the Company’s credit facilities.

(11)
Kyle Hanson is our Executive Chairman. Includes 900,308 shares of our Common Stock directly owned by Hanson Enterprises International, LLC (“HEI LLC”). Mr. Hanson is deemed to beneficially own the shares of our Common Stock directly owned by HEI LLC as sole member and manager of HEI LLC.

(12)
Cory Miller is our Chief Executive Officer and a member of our board of directors.

(13)
Bill Baker is our President. Includes 1,268,470 shares of our Common Stock directly owned by Penn River Ventures, LLC (“Penn River”). Mr. Baker is deemed to beneficially own the shares of our Common Stock directly owned by Penn River as sole member of Penn River.

(14)
Russell Falkenstein is our Chief Financial Officer.

(15)
Rachel George is our Chief Legal Officer and Secretary.

Other Material Relationships
Registration Rights Agreement
In connection and concurrently with the execution and delivery of the Merger Agreement, the Selling Stockholders entered into the Registration Rights Agreement with us, effective as of the closing of the Mergers. The Registration Rights Agreement provides that, among other things, we must facilitate the registration of Registrable Securities for resale under the Securities Act, including filing a registration statement within 45 days after the closing of the Mergers and maintaining its effectiveness until such time as the registered securities cease to be Registrable Securities in accordance with the agreement (including when they are sold or otherwise become freely tradable under Rule 144 without restriction). The Registration Rights Agreement also provides specified demand rights to certain “Primary Holders” (subject to customary conditions, including a minimum offering size and underwriter cutbacks) and piggyback registration rights for all holders of Registrable Securities. We have also agreed to, among other things, indemnify the holders of Registrable Securities, their permitted assignees, and their respective officers, directors, agents, brokers, underwriters, investment advisors, employees and each person who controls any such holder of Registrable Securities or permitted assignee (and the officers, directors, agents and employees of any such controlling person), and their respective successors, assigns, estates and personal representatives, from certain liabilities (including under the Securities Act and the Exchange Act) and related costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the registration, subject to customary exceptions.

Stockholders Agreement
In connection and concurrently with the execution and delivery of the Merger Agreement, certain of the Selling Stockholders entered into a stockholders agreement, as amended by the First Amendment to the Stockholders Agreement, dated June 17, 2026 and as it may be further amended, restated, supplemented or otherwise modified from time to time (the “Stockholders Agreement”) with us. The Stockholders Agreement provided that, among other things, effective as of the closing of the Mergers (a) the size of our board of directors was to be increased to ten directors, (b) all of the members of our board of directors as of the closing of the Mergers were to resign from our board of directors, (c) Jennifer Baldock, Michael Heller and Cory Miller were to be appointed to our board of directors and placed in the Class of our board of directors whose term ends at the first annual meeting following the closing of the Mergers (the “Class A Directors”), (d) Philip Bartow, III, Lynn DeVault, Eugene Schutt and Orlando Zayas were to be appointed to our board of directors and placed in the Class of our board of directors whose term ends at the second annual meeting following the closing of the Mergers (the “Class B Directors”), (e) Will Jones, Kyle Hanson and Gregory L. Zink were to be appointed to our board of directors and placed in the Class of our board of directors whose term ends at the third annual meeting following the closing of the Mergers (the “Class C Directors”) and (f) Kyle Hanson was to serve as the Executive Chairman of our board of directors. Pursuant to the Stockholders Agreement, our board of directors will nominate and recommend for election the Class A Directors at our first annual meeting following the closing of the Mergers, the Class B Directors at our second annual meeting following the closing of the Mergers and Will Jones (subject to certain beneficial ownership conditions) and the other Class C Directors at our third annual meeting following the closing of the Mergers. Additionally, pursuant to the Stockholders Agreement, for three years following the closing of the Mergers, any increase in the size of our board of directors above ten directors shall require approval of 80% of the members of the then current board of directors; provided, that such affirmative vote includes at least one Jones Designee (as defined in the Stockholders Agreement).
Lock-Up Agreements
In connection and concurrently with the execution and delivery of the Merger Agreement, certain of the Selling Stockholders entered into lock-up agreements (the “Lock-Up Agreements”) with us, Aaron’s and CCFI. The Lock-Up Agreements provide that, among other things, such Selling Stockholders will not sell, transfer, pledge, or dispose of (“Transfer”) any of our Common Stock for six months following the closing of the Mergers without prior written consent from us, subject to customary exceptions. At six months following the closing of the Mergers, each Selling Stockholder that executed a Lock-Up Agreement may Transfer up to 50% of their shares of our Common Stock. At nine months following the closing of the Mergers, those Selling Stockholders may Transfer up to 75% of their shares of our Common Stock. Upon the first anniversary of the closing of the Mergers, the restrictions on Transfers contained in the Lock-Up Agreements will expire.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Stockholders of 74,025,322 shares of Common Stock. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will pay or assume underwriters’ discounts and commissions and, except as set forth in the Registration Rights Agreement, all fees and expenses of legal counsel, accountants and other advisors for the Selling Stockholders, if any, incurred in the resale of the Common Stock.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.
The shares of Common Stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered, sold, distributed, transferred or otherwise disposed of from time to time by the Selling Stockholders. The term “Selling Stockholder” includes assignees, distributees, donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each disposition. Such dispositions may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Selling Stockholders may dispose of their shares of our Common Stock by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•
distributions to their shareholders, partners, members or other affiliates;

•
to or through underwriters or broker-dealers;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder (or its ultimate parent) that is an entity may elect to make a pro rata in-kind distribution of securities to its shareholders, partners, members or affiliates pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such shareholders, members, partners or affiliates would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Stockholders may also sell securities under Rule 144 under the

Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the pledgees, donees, transferees, assignees, successors and other permitted transferees will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that pledgees, donees, transferees, assignees, successors and other permitted transferees intend to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
With respect to a particular offering of the securities held by the Selling Stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the name of the Selling Stockholder;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholder.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell shares of our Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Stockholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions at negotiated prices. If the applicable prospectus supplement indicates that, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. This discussion is limited to persons who purchase our common stock pursuant to this offering and who hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with any estate or gift tax consequences or any foreign, state, local or other tax considerations that may be relevant to holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a former citizen or long-term resident of the United States, regulated investment company, S corporation, real estate investment trust, foreign pension fund, tax qualified retirement plan, bank, financial institution, insurance company, investment fund, tax-exempt organization, governmental organization, trader, broker or dealer in securities, “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), person subject to the alternative minimum tax, person that owns, or has owned, actually or constructively, more than 5% of our common stock, person who has elected to mark securities to market, person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment or an accrual-method taxpayer subject to special tax accounting rules under Section 451(b) of the Code). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or other entity treated as a partnership for United States federal income tax purposes) or partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws, the laws of any other taxing jurisdiction, or an applicable tax treaty. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR FOREIGN TAX LAWS.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. holder.” A “U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is, for United States federal income tax purposes, any of the following:
(i)
an individual citizen or resident of the United States;

(ii)
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(iii)
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)
a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

Taxation of Distributions
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Sale, Exchange or Other Taxable Disposition of our Common Stock”). Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requirements relating to the requisite holding period are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.
Sale, Exchange or Other Taxable Disposition of our Common Stock
Upon sales, exchanges or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) such U.S. holder’s adjusted tax basis in its common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally are subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments to a U.S. holder of dividends on shares of common stock and the proceeds of a sale of common stock, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the Internal Revenue Service (“IRS”) that it has failed to report in full payments of interest and dividend income.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “non-U.S. holder.” A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is, for United States federal income tax purposes, any of the following:
a.
a non-resident alien individual, other than a former citizen or resident of the U.S. subject to U.S. tax as an expatriate;

b.
a foreign corporation; or

c.
an estate or trust that is not a U.S. holder.

Taxation of Distributions
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles.
Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent certifying eligibility for exemption. However, any such effectively connected dividends paid on our common stock generally will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Sale, Exchange or Other Taxable Disposition of our Common Stock
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:
(i)
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

(ii)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

(iii)
we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock and certain exceptions do not apply.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well.
Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Additional Withholding Requirements
Under FATCA, a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Taxation of Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by King & Spalding LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The audited financial statements of Katapult Holdings, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of CCF Holdings LLC incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Elliott Davis, PLLC, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Aaron’s Intermediate Holdco, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Elliott Davis, PLLC, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
Amount
SEC registration fee		$86,383.48
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will pay or assume underwriters’ discounts and commissions and, except as set forth in the Registration Rights Agreement, all fees and expenses of legal counsel, accountants and other advisors for the Selling Stockholders, if any, incurred in the resale of the Common Stock. All amounts are estimates except the SEC registration fee.
Item 15.   Indemnification of Directors and Officers.
Our Amended and Restated Charter provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)   Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)   For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)   The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Amended and Restated Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Amended and Restated Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our Amended and Restated Charter provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of the Company, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Amended and Restated Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification which is conferred by our Amended and Restated Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of the Company) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Amended and Restated Charter or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Amended and Restated Charter may have or hereafter acquire under law, our Amended and Restated Charter, our Amended and Restated Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our Amended and Restated Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Amended and Restated Charter also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our Amended and Restated Charter.
Our Amended and Restated Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our Amended and Restated Charter. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Amended and Restated Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of the Company or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our Amended and Restated Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits on the amount of coverage.
Item 16.   Exhibits.
Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of December 11, 2025, by and among Katapult Holdings, Inc., a Delaware corporation, Katapult Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of Katapult, Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Katapult, CCF Holdings LLC, a Delaware limited liability company, and Aaron’s Intermediate Holdco, Inc., a Delaware corporation (included as Annex A to Katapult’s Registration Statement on Form S-4 (File No. 333-296909), filed with the SEC on June 18, 2026).
2.2	First Amendment to Agreement and Plan of Merger, dated June 17, 2026, by and among Katapult Holdings, Inc., a Delaware corporation, Katapult Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of Katapult, Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Katapult, CCF Holdings LLC, a Delaware limited liability company, and Aaron’s Intermediate Holdco, Inc., a Delaware corporation (filed as Exhibit 2.2 to Katapult’s Registration Statement on Form S-4 (File No. 333-296909), filed with the SEC on June 18, 2026).
2.3†	Agreement and Plan of Merger, dated as of December 18, 2020, by and among FinServ Acquisition Corp., a Delaware corporation, Keys Merger Sub 1, Inc., a Delaware corporation, Keys Merger Sub 2, LLC, a Delaware limited liability company, Katapult Holdings, Inc., a Delaware corporation, and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (incorporated by reference to Exhibit 2.1 of Katapult’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).
4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of Katapult’s Form 8-K, filed with the SEC on July 28, 2023).
4.3	Second Amended and Restated By-Laws of the Company, dated December 28, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on December 28, 2023).
4.4	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).
4.5	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.6 of Katapult’s Current Report on Form 8-K, filed with the SEC on December 15, 2025).
4.6	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 of Katapult’s Current Report on Form 8-K, filed with the SEC on December 15, 2025).
5.1**	Opinion of King & Spalding LLP.
23.1**	Consent of King & Spalding LLP (included in Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm of Katapult Holdings, Inc.
23.3*	Consent of Elliott Davis, PLLC, independent registered public accounting firm of CCF Holdings LLC

Exhibit No.	Description
23.4*	Consent of Elliott Davis, PLLC, independent registered public accounting firm of Aaron’s Intermediate Holdco, Inc.
24.1**	Powers of Attorney (included on signature page hereto).
107*	Filing Fee Table

*
Filed herewith.

**
Previously filed.

†
Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 2nd day of October, 2026.
KATAPULT HOLDINGS, INC.
By:
/s/ Cory Miller

Cory Miller
Chief Executive Officer
POWER OF ATTORNEY
The undersigned directors and officers of Katapult Holdings, Inc. hereby appoint each of Cory Miller and Russell Falkenstein as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the SEC pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Cory Miller Cory Miller	Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2026
/s/ Russell Falkenstein Russell Falkenstein	Chief Financial Officer (Principal Financial Officer)	October 2, 2026
/s/ Douglass L. Noe Douglass L. Noe	Chief Accounting Officer (Principal Accounting Officer)	October 2, 2026
/s/ Kyle Hanson Kyle Hanson	Executive Chairman and Director	October 2, 2026
/s/ Jennifer Baldock Jennifer Baldock	Director	October 2, 2026
/s/ Philip Bartow, III Philip Bartow, III	Director	October 2, 2026
/s/ Michael Heller Michael Heller	Director	October 2, 2026

Name	Title	Date
/s/ Lynn DeVault Lynn DeVault	Director	October 2, 2026
/s/ Eugene Schutt Eugene Schutt	Director	October 2, 2026
/s/ Orlando Zayas Orlando Zayas	Director	October 2, 2026
/s/ Will Jones Will Jones	Director	October 2, 2026
/s/ Gregory L. Zink Gregory L. Zink	Director	October 2, 2026